UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a‑12

PALLADYNE AI CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A MESSAGE FROM PALLADYNE AI CORP.

Good day and thank you for your support of Palladyne AI!

Your vote is urgently needed at the Annual Meeting of Stockholders to be held on Wednesday, June 11, 2025, and according to our records, you have not yet submitted your instructions.

Your participation and directive to vote will not be represented unless you actively submit your instructions. We would encourage you to vote FOR all proposals, in accordance with recommendations of our board of directors as described in our proxy statement, and appreciate you being represented at the Annual Shareholder’s Meeting.

We cannot act upon all of the agenda items put forth this year and in accordance with applicable law, without shareholder approval. Your vote today will allow us to not only move forward on all proposals, but it will save your company further expenses of soliciting votes.

EASY WAYS TO VOTE TODAY

You may choose to vote immediately by phone or internet, using the enclosed proxy voting form.

If you have any questions or prefer to vote with a live agent, please contact our voting and tabulation agent.

Mediant Communications Inc.

Toll-free: 1-888-551-6374

Monday through Friday, 9:00 AM to 6:00 PM Eastern

Thank you and we appreciate your continued support of and interest in Palladyne AI Corp!

Sincerely,

Stephen Sonne

Corporate Secretary